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                                                                   Exhibit 10.14


                      Elected Officer Supplemental Benefits

1.   Personal Liability Umbrella Insurance - Unisys provides $5 million personal
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     liability insurance for coverage over and above minimum levels of personal insurance for home, cars, recreational vehicles or watercraft.

2.   Financial Counseling Services - Unisys will pay for financial counseling
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     services, including investment planning, estate planning and/or tax preparation up to a fixed amount as noted below. The executives may elect to pay a firm of their choice directly and have Unisys reimburse the executive, or they may authorize Unisys to submit payment to the firm on their behalf.

                                      1st Year of            Annual Maximum
                  Role                Appointment              Thereafter
                  ----                -----------              ----------

                  VP                    $5,000                   $4,000
         Executive/Senior VP            $7,500                   $5,000

3.   Car Allowance - A monthly car allowance, which will be taxed as ordinary
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     income at the time of payment. The costs of vehicle acquisition, insurance, maintenance, repair, and gasoline are the executive's responsibility; however, business mileage expense is reimbursable under normal expense reporting procedures.

                  Role                    Monthly Allowance
                  ----                    -----------------

         Elected Officer                        $600
         CEO                                    $900


4.   Luncheon and Country Club - Elected Officers may join a luncheon club or
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     country club (does not include social or athletic membership) in the
     Philadelphia area.

5.   Airline Club Membership - Elected Officers may join one airline club of
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     their preference. This is to enable them to perform their executive role while traveling on company business.

6.   Annual Physical Examination - Elected officers have the opportunity to
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     participate, at no cost, in the Executive Health Program through the
     University of Pennsylvania Health System. Alternatively, if elected officers choose not to participate in this program, they are eligible to obtain an annual company-paid physical examination from their personal physicians.